EXHIBIT 5(c)(iv)

                AMERICAN GENERAL LIFE INSURANCE COMPANY ("AGL")
                 --------------------------------------------
                 A Subsidiary of American General Corporation
                 --------------------------------------------
                                Houston, Texas
                               -SERVICE REQUEST-

                         [Van Kampen American Capital]
                                  GENERATIONS
                                  ===========
                               Variable Annuity

                     COMPLETE AND RETURN THIS REQUEST TO:
                            Annuity Administration
                                 P.O. Box 1401
                            Houston, TX 77251-1401
                                 (800)200-3883


  [X] CONTRACT INDENTIFICATION (COMPLETE SECTION 1 AND 17 FOR ALL REQUESTS.)
                   INDICATE CHANGE OR REQUEST DESIRED BELOW.

1.  CONTRACT#:__________________________ ANNUITANT:___________________________

    CONTRACT OWNER(S):________________________________________________________
    (Name and
    Address:)         ________________________________________________________
    [ ] Check here
        if change     ________________________________________________________
        of address

    S.S. NO. OR TAX I.D. NO.:____/____/____  Phone Number:____________________

                                [ ] NAME CHANGE

2. [ ]Annuitant* [ ]Beneficiary* [ ]Owner(s)* (*DOES NOT CHANGE ANNUITANT, BENEFICIARY OR OWNERSHIP DESIGNATION.)
    __________________________________________________________________________
    FROM (FIRST, MIDDLE, LAST)          | TO (FIRST, MIDDLE, LAST)
    ____________________________________|_____________________________________
    Reason: [ ]Marriage [ ]Divorce [ ]Correction [ ]Other (ATTACH CERTIFIED COPY OF COURT ORDER)

                            [ ] DUPLICATE CONTRACT

3. I/we hereby certify that the contract for the listed number has been [ ]LOST [ ]DESTROYED [ ]OTHER_______________
    Unless I/we have directed cancellation of the contract, I/we request that a Certificate of Lost Contract be issued. If the original contract is located, I/we will return the Certificate to AGL to be voided.

                            [ ] BENEFICIARY CHANGE
                   THIS SECTION IS FOR HOME OFFICE USE ONLY
    __________________________________________________________________________
4.  PRIMARY                            |  CONTINGENT
    ___________________________________|______________________________________
    This change of beneficiary has been approved by AGL, at its Home Office, and presentation of the Contract for endorsement has been waived.

    DATE OF APPROVAL:_____________ By:_______________________________________
                                      AMERICAN GENERAL LIFE INSURANCE COMPANY

                [ ] AUTOMATIC ADDITIONAL PREMIUM PAYMENT OPTION

5. _________ By initialing here, I authorize American General Life to collect $________________ (Min. $100) starting month/day __________ by initiating electronic debit entries against my bank account with the following frequency: [ ]Monthly [ ]Quarterly [ ]Semiannually [ ]Annually (Attach voided check to Service Request)

                           [ ] DOLLAR COST AVERAGING

6.  Dollar-cost  average  [ ] $______  OR [ ] ______%  (whole % only)
    Begin Date:__/__/__
    Taken from the [ ]Money Market OR [ ]1-Year Fixed Account
    Frequency: [ ]Monthly  [ ]Quarterly  [ ]Semiannually  [ ]Annually
    Duration:  [ ]12 months  [ ]24 months  [ ]36 months
               [ ]48 months  [ ]60 months
    to be allocated to the following division(s) as indicated. (Use only dollars OR percentages)

  [(80)Domestic Income         ____    (85)Global Equity           ____    (90)International magnum  ____
   (81)Emerging Growth         ____    (86)Government              ____    (91)Mid Cap Value         ____
   (92)Emerging Markets Equity ____    (87)Growth                  ____    (92)Money Market          ____
   (83)Enterprise              ____    (88)Growth and Income       ____    (93)U.S. Real Estate      ____
   (84)Fixed Income            ____    (89)High Yield              ____    (94)Value                 ____
   Other_____________________  ____    Other_____________________  ____    (121)1 Year Fixed Account ____]

                           [ ] AUTOMATIC REBALANCING
                               ($25,000 MINIMUM)
                 Use whole percentages. Total must equal 100%

7. [ ]ADD [ ]CHANGE automatic rebalancing of variable investments to the percentage allocations indicated below:
    [ ]Quarterly [ ]Semiannually [ ]Annually (Based on contract anniversary)

  [(80)Domestic Income         ____%    (85)Global Equity           ____%    (90)International magnum  ____%
   (81)Emerging Growth         ____%    (86)Government              ____%    (91)Mid Cap Value         ____%
   (92)Emerging Markets Equity ____%    (87)Growth                  ____%    (92)Money Market          ____%
   (83)Enterprise              ____%    (88)Growth and Income       ____%    (93)U.S. Real Estate      ____%
   (84)Fixed Income            ____%    (89)High Yield              ____%    (94)Value                 ____%
   Other_____________________  ____%    Other_____________________  ____%]

    [ ]STOP automatic rebalancing
    NOTE: Automatic rebalancing is only available for variable divisions. Automatic Rebalancing will not change allocation of future purchase payments.

               [ ] CHANGE ALLOCATION OF FUTURE PURCHASE PAYMENTS
                 Use whole percentages. Total must equal 100%

8.
  [(80)Domestic Income         ____    (85)Global Equity           ____    (90)International magnum  ____
   (81)Emerging Growth         ____    (86)Government              ____    (91)Mid Cap Value         ____
   (92)Emerging Markets Equity ____    (87)Growth                  ____    (92)Money Market          ____
   (83)Enterprise              ____    (88)Growth and Income       ____    (93)U.S. Real Estate      ____
   (84)Fixed Income            ____    (89)High Yield              ____    (94)Value                 ____
   Other_____________________  ____    Other_____________________  ____    (121)1 Year Fixed Account ____]

    NOTE: A change to the allocation of future purchase payments, will not alter Automatic Rebalancing allocations.

                      [ ] TRANSFER OF ACCUMULATED VALUES

9. Indicate division number along with gross dollar or percentage amount. (Maintain $ or % consistency)

     % or $________ from Div.________ to Div. ________      % or $________ from Div.________ to Div.________
     % or $________ from Div.________ to Div. ________      % or $________ from Div.________ to Div.________
     % or $________ from Div.________ to Div. ________      % or $________ from Div.________ to Div.________
     % or $________ from Div.________ to Div. ________      % or $________ from Div.________ to Div.________

NOTE: If a transfer is elected and Automatic Rebalancing is active on your account, you may want to consider changing the Automatic Rebalancing allocations (Section 7). Otherwise, the Automatic Rebalancing will transfer funds in accordance with instructions on file.

                     [ ] TELEPHONE TRANSFER AUTHORIZATION

10. I (or if joint owners, either of us acting independently) hereby authorize American General Life Insurance Company ("AGL") to act on telephone instructions to transfer values among the Variable Divisions and Fixed Accounts and to change allocations for future purchase payments given by:
    (Initial appropriate box(s), below)
    [ ]Contract Owner(s)
    [ ]Agent/Registered Representative who is both appointed to represent AGL and with the firm authorized to service my contract.

    AGL and any person designated by this authorization will not be responsible for any claim, loss, or expense based upon telephone transfer instructions received and acted on in good faith, including losses due to telephone instruction communication errors. AGL's liability for erroneous transfers, unless clearly contrary to instructions received, will be limited to correction of the allocations on a current basis. If an error, objection, or other claim arises due to a telephone transfer transaction, I will notify AGL in writing within five working days from receipt of confirmation of the transaction from AGL. I understand that this authorization is subject to the terms and provisions of my GENERATIONS contract and its related prospectus. This authorization will remain in effect until my written notice of its revocation is received by AGL at its main office.
    [ ]CHECK HERE TO DECLINE TELEPHONE TRANSFER PRIVILEGE.

                           [ ] SYSTEMATIC WITHDRAWAL
                              (ALSO COMPLETE SEC. 16)
                             ($100 minimum withdrawal)
                             Percentages (whole % only)
                                must equal 100%, or
                          Dollars must equal total amount.

11. Specified Dollar Amount $______________________

    Frequency: [ ]Monthly [ ]Quarterly [ ]Semiannually [ ]Annually
    To Begin on___/___/___
    (Date must be between the 5th and 24th of the month and at least 30 days after issue date.)

    Unless specified below, withdrawals will be taken from the divisions as they are currently allocated in your contract.

    $ or %________ Div.No.________     $ or %________ Div.No.________     $ or %________ Div.No.________
    $ or %________ Div.No.________     $ or %________ Div.No.________     $ or %________ Div.No.________
    $ or %________ Div.No.________     $ or %________ Div.No.________     $ or %________ Div.No.________

          [ ] REQUEST FOR PARTIAL WITHDRAWAL (ALSO COMPLETE SEC. 16)

12. Amount requested is to be ( ) net OR ( ) gross of applicable charges.         Total Amount=$________
    $ or %________ Div.No.________     $ or %________ Div.No.________     $ or %________ Div.No.________
    $ or %________ Div.No.________     $ or %________ Div.No.________     $ or %________ Div.No.________
    $ or %________ Div.No.________     $ or %________ Div.No.________     $ or %________ Div.No.________

            [ ] REQUEST FOR FULL SURRENDER (ALSO COMPLETE SEC. 16)

13. [ ] Contract attached
    [ ] I hereby declare that the contract specified above has been lost, destroyed, or mislaid and request that the value of the contract be paid. I agree to indemnify and hold harmless AGL against any claims which may be asserted on my behalf and on the behalf of my heirs, assignees, legal representatives, or any other person claiming rights derived through me against AGL on the basis of the contract.

                              [ ] ALTERNATE PAYEE

14. Check(s) will be made payable to the Contract Owner(s) and mailed to the Owner's address of record unless specified otherwise below:
    ___________________________________________
    Name of Individual or Financial Institution
    ______________________________
    Account Number (if applicable)
    _________________________________________________________________________
    Address                               City           State       Zip

                            [ ] OVERNIGHT DELIVERY

15. Please send my check overnight (a street address is required). I understand I will be responsible for immediate payment of the FEDERAL EXPRESS overnight mailing charge upon delivery.

                           [ ] NOTICE OF WITHHOLDING

16. The taxable portion of the distribution you receive from your annuity contract is subject to federal income tax withholding unless you elect not to have withholding apply. Withholding of state income tax may also be required by your state of residence. You may elect not to have withholding apply by checking the appropriate box below. If you elect not to have withholding apply to your distribution or if you do not have enough income tax withheld, you may be responsible for payment of estimated tax. You may incur penalties under the estimated tax rules if your withholding and estimated tax are not sufficient.

    Check one: [ ] I do NOT want income tax withheld from this distribution.
               [ ] I do want 10% or ____% income tax withheld from this
                   distribution.

                           [X] AFFIRMATION/SIGNATURE
                   (COMPLETE THIS SECTION FOR ALL REQUESTS.)

17. CERTIFICATION: Under penalties of perjury, I certify (1) that the number shown on this form is my correct taxpayer identification number: (2) that I am subject to backup withholding under Section 3406(a)(1)(c) of the Internal Revenue Code; and (3) that the information provided on this form is true, correct and complete.

    _________________                _____________________________________
    DATE                                     SIGNATURE OF OWNER(S)